Nº 03052

NUMBER

SHARES

CAMBRIDGE
HOLDINGS LTD.

CUSIP 132198 20 1

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

COMMON STOCK — 15,000,000 SHARES — $.025 PAR VALUE

This Certifies That

SPECIMEN

is the owner of

Fully Paid and Non-Assessable Shares of the $.025 Par Value Common Stock of

CAMBRIDGE HOLDINGS, LTD.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or accompanied by a proper assignment. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file at the principal office of the Corporation and the Transfer Agent, to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated

Donald E. Yager
DONALD E. YAGER, SECRETARY

CAMBRIDGE HOLDINGS, LTD.
CORPORATE
SEAL
COLORADO

Gregory Pusey
GREGORY PUSEY, PRESIDENT

COUNTERSIGNED:
Corporate Stock Transfer, Inc.
1675 Broadway, Suite 1480
Denver, Colorado 80202

By ____________________
Authorized Signature

SPECIMEN

CAMBRIDGE HOLDINGS, LTD.

TRANSFER FEE $10.00 PER NEW CERTIFICATE ISSUED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

For Value Received, ____________________ hereby sell, assign and transfer unto

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

____

____ Shares

of the Common Stock represented by the within Certificate and do hereby irrevocably constitute

and appoint ____ Attorney

to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated ____________________, 19____.

X ____

Signature Guaranteed: X ____

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

IMPORTANT

Signature guarantee must be made by a participant of STAMP or another approved signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Issuer of these securities.